Exhibit 99.1
Sun River Energy, Inc. Announces Total Depth Reached on the Neal Heirs #1
DALLAS, Jan. 7, 2011 /PRNewswire/ — Sun River Energy, Inc. (OTC Bulletin Board: SNRV). Sun River Energy, Inc.’s (the “Company” or “Sun River”) wholly owned operating company, Sun River Operating, Inc., set pipe on the Neal Heirs #1 well in southwestern Panola County, Texas at a total depth of 11,073 feet. Logging was completed on December 25, 2010. All of the objective formations were penetrated and no unusual drilling conditions were encountered during drilling. Based on preliminary analysis, the well contains an estimated 700 feet of total pay in the Pettit, Travis Peak, Cotton Valley Sands, Bossier Shale and Haynesville Shale geological formations.
It is anticipated that the well will be hooked up and producing after a 30-60 day completion program.
This well is the first well drilled under a farm-in agreement with Devon Energy Production Company, L.P. (“Devon”, see 10/27/2010 Press Release.)
According to Donal R. Schmidt, Jr., the Company’s CEO and President, “It was important that Sun River’s first well under new management be a commercial success. I am happy to announce that this appears to be the case. Based on downhole logs and shows, the well looks better than we initially anticipated in both the Cotton Valley and Travis Peak formations. Additionally, we found the Pettit formation which is a significant and unanticipated bonus. The Bossier/Haynesville shale formations were consistent with those found in other wells in the area. Overall, Sun River’s operating team did an outstanding job in getting this well drilled under an extremely tight time schedule. We are looking forward to drilling additional Test Wells under the terms of our agreement with Devon.”
About Sun River Energy, Inc.:
Sun River Energy, Inc. is a development stage Dallas-based oil and gas exploration and production company. For further information on the Company, please visit our website www.SNRV.com.
Notice Regarding Forward-Looking Statements This news release contains “forward-looking statements” (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the time to consummate the proposed acquisition; the risk that one or more conditions to closing the proposed transaction may not be satisfied; the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the Company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the Company’s success in drilling, the Company’s ability to fund the acquisition of oil and gas assets and the Company’s planned capital investments; the Company’s future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the Company has filed and may file with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s expectations only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.
CONTACT: Gilbert Steedley, 1-800-669-6511, for Sun River Energy, Inc.